EXHIBIT 99.1

CERTIFICATION

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

(Subsections (a) and (b) of Section 1350, Chapter 63 or Title 18 of United States Code)

     Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 and Title 18, United States Code), the member of the administration committee of the ProLogis 401(k) Savings Plan and Trust (the “Plan”), does hereby certify that the Annual Report on Form 11-K for the year ended December 31, 2003 (“Form 11-K”) of the Plan fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in the Form 11-K fairly presents, in all material respects, the financial condition and results of operations of the Plan.

Date: June 21, 2004	ProLogis 401(k) Savings Plan and Trust

	By:	/s/ Walter C. Rakowich Name: Walter C. Rakowich Member, Administrative Committee ProLogis 401(k) Savings Plan and Trust